Exhibit 99.1

PZENA INVESTMENT MANAGEMENT, INC.

REPORTS RESULTS FOR THE FOURTH QUARTER AND FULL YEAR OF 2020

•	Pzena reports full year 2020 Diluted EPS of $0.52 and fourth quarter 2020 Diluted EPS of $0.22.

•	Assets under management ends the fourth quarter at $43.3 billion.
•	2020 full year revenue decreases 8 percent to $138.6 million.
•	Board declares a year-end dividend of $0.25 per share.

NEW YORK, February 2, 2021 - Pzena Investment Management, Inc. (NYSE: PZN) reported the following U.S. Generally Accepted Accounting Principles (GAAP) basic and diluted net income and earnings per share for the three and twelve months ended December 31, 2020 and 2019 (in thousands, except per-share amounts):

	GAAP Basis		GAAP Basis
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2020	2019	2020	2019
	(unaudited)
Basic Net Income	$4,012	$(1,482)	$8,874	$8,462
Basic Earnings per Share	$0.24	$(0.08)	$0.52	$0.47

Diluted Net Income	$17,646	$(5,913)	$40,766	$34,046
Diluted Earnings per Share	$0.22	$(0.08)	$0.52	$0.46

	As Adjusted[1]		As Adjusted[1]
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2020	2019	2020	2019
	(unaudited)
Basic Net Income	$4,012	$3,801	$8,874	$13,745
Basic Earnings per Share	$0.24	$0.21	$0.52	$0.77

Diluted Net Income	$17,646	$14,723	$40,766	$54,103
Diluted Earnings per Share	$0.22	$0.20	$0.52	$0.73

1 Please refer to Pages 5, 6, 7, and 11 of this release for more information on as adjusted items and reconciliations to the GAAP financial measures.

GAAP diluted net income and GAAP diluted earnings per share were $17.6 million and $0.22, respectively, for the three months ended December 31, 2020, and $(5.9) million and $(0.08), respectively, for the three months ended December 31, 2019. GAAP diluted net income and GAAP diluted earnings per share were $40.8 million and $0.52, respectively, for the twelve months ended December 31, 2020, and $34.0 million and $0.46, respectively, for the twelve months ended December 31, 2019.

In evaluating the results of operations, management also reviews adjusted measures of earnings, which are adjusted to exclude accounting items that add a measure of non-operational complexity which obscures the underlying performance of the business. For the three and twelve months ended December 31, 2020, no adjustments were made to GAAP earnings. For the three and twelve months ended December 31, 2019, earnings were adjusted to exclude non-recurring Compensation and Benefits expenses related primarily to the issuance of certain unit-based and other awards to a number of the firm’s key contributors pursuant to the terms of our equity incentive plans, in addition to costs related to certain employee departures. As adjusted, diluted net income and as adjusted diluted earnings per share were $14.7 million and $0.20, respectively, for the three months ended December 31, 2019, and $54.1 million and $0.73, respectively, for the twelve months ended December 31, 2019. Management uses the as adjusted measures to assess the strength of the underlying operations of the business. It believes the as adjusted measures provide information to further analyze the Company's operations between periods and over time. Furthermore, management targets a cash dividend payout ratio at approximately 60% to 70% of our as adjusted diluted net income, subject to growth initiatives and other funding needs. Investors should consider the as adjusted measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

Net income for diluted earnings per share generally assumes all operating company membership units are converted into Company stock at the beginning of the reporting period, and the resulting change to Company net income associated with its increased interest in the operating company is taxed at the Company's effective tax rate, exclusive of the adjustments noted above and other adjustments.  When this conversion results in an increase in earnings per share or a decrease in loss per share, diluted net income and diluted earnings per share are assumed to be equal to basic net income and basic earnings per share for the reporting period.

Assets Under Management (unaudited)
($ billions)
	For the Three Months Ended			For the Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Separately Managed Accounts
Assets
Beginning of Period	$13.3	$13.0	$13.7	$16.4	$12.6
Inflows	0.6	0.2	1.3	1.8	3.2
Outflows	(0.7)	(0.3)	(0.3)	(1.7)	(2.0)
Net Flows	(0.1)	(0.1)	1.0	0.1	1.2
Market Appreciation/(Depreciation)	3.7	0.1	1.4	0.3	2.5
Foreign Exchange[1]	0.4	0.3	0.3	0.5	0.1
End of Period	$17.3	$13.3	$16.4	$17.3	$16.4

Sub-Advised Accounts
Assets
Beginning of Period Assets	$18.0	$16.4	$19.8	$22.4	$18.8
Inflows	1.0	2.5	1.2	5.0	3.0
Outflows	(1.2)	(1.2)	(0.7)	(4.6)	(3.4)
Net Flows	(0.2)	1.3	0.5	0.4	(0.4)
Market Appreciation/(Depreciation)	5.2	0.2	2.0	0.2	4.0
Foreign Exchange[1]	0.3	0.1	0.1	0.3	—
End of Period	$23.3	$18.0	$22.4	$23.3	$22.4

Pzena Funds
Assets
Beginning of Period Assets	$2.0	$2.1	$2.3	$2.4	$2.0
Inflows	0.2	0.1	0.1	0.5	0.4
Outflows	(0.2)	(0.2)	(0.2)	(0.5)	(0.4)
Net Flows	—	(0.1)	(0.1)	—	—
Market Appreciation/(Depreciation)	0.6	—	0.2	0.2	0.4
Foreign Exchange[1]	0.1	—	—	0.1	—
End of Period	$2.7	$2.0	$2.4	$2.7	$2.4

Total
Assets
Beginning of Period	$33.3	$31.5	$35.8	$41.2	$33.4
Inflows	1.8	2.8	2.6	7.3	6.6
Outflows	(2.1)	(1.7)	(1.2)	(6.8)	(5.8)
Net Flows	(0.3)	1.1	1.4	0.5	0.8
Market Appreciation/(Depreciation)	9.5	0.3	3.6	0.7	6.9
Foreign Exchange[1]	0.8	0.4	0.4	0.9	0.1
End of Period	$43.3	$33.3	$41.2	$43.3	$41.2

1 Foreign exchange reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.

Financial Discussion

Revenue (unaudited)
($ thousands)
	For the Three Months Ended
	December 31,	September 30,	December 31,
	2020	2020	2019
Separately Managed Accounts	$20,834	$18,457	$20,250
Sub-Advised Accounts	13,863	11,880	14,197
Pzena Funds	5,164	3,611	3,981
Total	$39,861	$33,948	$38,428

		For the Twelve Months Ended
		December 31,	December 31,
		2020	2019
Separately Managed Accounts		$74,725	$76,210
Sub-Advised Accounts		48,714	58,911
Pzena Funds		15,180	15,625
Total		$138,619	$150,746

Revenue was $39.9 million for the fourth quarter of 2020, an increase of 17.4% from $33.9 million for the third quarter of 2020, and an increase of 3.7% from $38.4 million for the fourth quarter of 2019.

There were $1.1 million of performance fees recognized in the fourth quarter of 2020, compared to no performance fees recognized during the third quarter of 2020 and the fourth quarter of 2019.

Average assets under management for the fourth quarter of 2020 were $37.7 billion, increasing 13.9% from $33.1 billion for the third quarter of 2020, and decreasing 1.0% from $38.1 billion for the fourth quarter of 2019.  The increase from the third quarter of 2020, primarily reflects market appreciation. The variance from fourth quarter of 2019 primarily reflects fluctuation in asset levels due to market appreciation during November and December of 2020.

The weighted average fee rate was 0.423% for the fourth quarter of 2020, increasing from 0.410% for the third quarter of 2020, and from 0.404% for the fourth quarter of 2019.

The weighted average fee rate for separately managed accounts was 0.557% for the fourth quarter of 2020, increasing from 0.549% for the third quarter of 2020 and from 0.541% for the fourth quarter of 2019. The increase from the third quarter of 2020 and the fourth quarter of 2019 primarily reflects the addition of assets to certain strategies that typically carry higher fee rates.

The weighted average fee rate for sub-advised accounts was 0.272% for the fourth quarter of 2020, increasing from 0.270% for the third quarter of 2020 and relatively flat from 0.273% for the fourth quarter of 2019. Certain accounts related to one retail client relationship have fulcrum fee arrangements. These fee arrangements require a reduction in the base fee or allow for a performance fee if the relevant investment strategy underperforms or outperforms, respectively, the agreed-upon benchmark over the contract's measurement period, which extends to three years.  During the fourth quarter of 2020, third quarter of 2020, and fourth quarter of 2019 we recognized a $1.0 million, $1.0 million, and $0.8 million reduction in base fees, respectively, related to this client relationship. To the extent the three-year performance record of this account fluctuates relative to its relevant benchmark, the amount of base fees recognized may vary.

The weighted average fee rate for Pzena funds was 0.893% for the fourth quarter of 2020, increasing from 0.687% for the third quarter of 2020, and from 0.690% for the fourth quarter of 2019. The increase from the third quarter of 2020 and from the fourth quarter of 2019 primarily reflects performance fees recognized in the fourth quarter of 2020.

Total operating expenses were $21.6 million for the fourth quarter of 2020, increasing from $19.0 million for the third quarter of 2020 and decreasing from $43.7 million for the fourth quarter of 2019. The increase from the third quarter of 2020 reflects increases in both compensation and benefits expense and general and administrative expenses. The increase in compensation and benefits expense is driven by an increase in the bonus accrual and in the market performance of strategies tied to the Company’s deferred compensation obligations during the fourth quarter of 2020. The increase in general and administrative expense is primarily driven by an increase in professional fees and data and systems expense. Included in operating expenses in the fourth quarter of 2019 is approximately $22.7 million in compensation and benefits expenses, relating to the one-time issuance of certain unit-based and other awards to a number of the firm’s key contributors pursuant to the terms of our equity incentive plans in addition to costs related to certain employee departures. Excluding these non-recurring expenses, the increase in compensation and benefits expense from the fourth quarter of 2019 reflects an increase in compensation. The decrease in general and administrative expense from the fourth quarter of 2019 reflects a decrease in travel and entertainment and professional fees.

Operating Expenses (unaudited)
($ thousands)
	For the Three Months Ended
	December 31,	September 30,	December 31,
	2020	2020	2019
Compensation and Benefits Expense	$17,961	$15,808	$38,889
General and Administrative Expense	3,679	3,183	4,787
Operating Expenses	$21,640	$18,991	$43,676

		For the Twelve Months Ended
		December 31,	December 31,
		2020	2019
Compensation and Benefits Expense		$68,487	$88,109
General and Administrative Expense		14,859	16,973
Operating Expenses		$83,346	$105,082

As of December 31, 2020, employee headcount was 121, remaining flat from 121 at September 30, 2020, and up from 115 at December 31, 2019.

The operating margin was 45.7% for the fourth quarter of 2020, compared to 44.1% for the third quarter of 2020, and (13.7)% for the fourth quarter of 2019. The as adjusted operating margin for the fourth quarter of 2019 was 45.5%. The increase in operating margin from the third quarter of 2020 is primarily driven by the increase in revenue.

Other income/ (expense) was income of approximately $6.1 million for the fourth quarter of 2020, $0.5 million for the third quarter of 2020, and $3.2 million for the fourth quarter of 2019.

Other income/ (expense) primarily reflects the fluctuations in the gains/ losses and other investment income recognized by the Company on its direct equity investments, the majority of which are held to satisfy obligations under its deferred compensation plan.  Other income/ (expense) also includes a portion of gains/ (losses) and other investment income recognized by external investors on their investments in investment partnerships that the Company consolidates, which are offset in net income attributable to non-controlling interests.

Other Income/ (Expense) (unaudited)
($ thousands)
	For the Three Months Ended
	December 31,	September 30,	December 31,
	2020	2020	2019
Net Interest and Dividend Income	$206	$187	$361
Gains/ (Losses) and Other Investment Income	5,867	295	2,738
Other Income/ (Expense)	59	52	114
GAAP Other Income/ (Expense)	6,132	534	3,213
Outside Interests of Investment Partnerships[1]	(240)	(83)	(274)
As Adjusted Other Income/ (Expense), Net of Outside Interests	$5,892	$451	$2,939

		For the Twelve Months Ended
		December 31,	December 31,
		2020	2019
Net Interest and Dividend Income		$778	$1,431
(Losses)/ Gains and Other Investment Income		(298)	4,236
Other Income/ (Expense)		72	(60)
GAAP Other Income/ (Expense)		552	5,607
Outside Interests of Investment Partnerships[1]		(243)	(444)
As Adjusted Other Income/ (Expense), Net of Outside Interests		$309	$5,163

[1]	Represents the non-controlling interest allocation of the income of the Company's consolidated investment partnerships to its external investors.

The Company recognized an income tax expense of $2.0 million for the fourth quarter of 2020, an income tax benefit of $0.1 million for the third quarter of 2020 and an income tax expense of $1.6 million for the fourth quarter of 2019.  The third quarter of 2020 income tax benefit reflects a $1.6 million benefit associated with the reversal of uncertain tax position liabilities and interest related to unincorporated and other business tax expenses due to the expiration of the statute of limitations. Tax expense for the fourth quarter of 2019 also includes the impact of $22.7 million of non-recurring expenses. Corporate tax expense for the fourth quarter of 2019 as adjusted was $1.4 million. The increase from the third quarter of 2020 and fourth quarter of 2019 primarily reflects an increase in pre-tax income in the fourth quarter of 2020.

Details of the income tax expense are shown below:

Income Tax Expense (unaudited)
($ thousands)
	For the Three Months Ended
	December 31,	September 30,	December 31,
	2020	2020	2019
Corporate Income Tax Expense	$1,300	$961	$968
Unincorporated and Other Business Tax Expense	707	(1,044)	674
Income Tax Expense	$2,007	$(83)	$1,642

		For the Twelve Months Ended
		December 31,	December 31,
		2020	2019
Corporate Income Tax Expense		$3,429	$4,508
Unincorporated and Other Business Tax Expense		858	1,287
Income Tax Expense		$4,287	$5,795

Details of the net income attributable to non-controlling interests of the Company's operating company and consolidated subsidiaries are shown below:

GAAP Non-Controlling Interests (unaudited)
($ thousands)
	For the Three Months Ended
	December 31,	September 30,	December 31,
	2020	2020	2019
Operating Company Allocation	$18,094	$12,827	$(2,469)
Outside Interests of Investment Partnerships[1]	240	83	274
GAAP Net Income Attributable to Non-Controlling Interests	$18,334	$12,910	$(2,195)

		For the Twelve Months Ended
		December 31,	December 31,
		2020	2019
Operating Company Allocation		$42,421	$36,570
Outside Interests of Investment Partnerships[1]		243	444
GAAP Net Income Attributable to Non-Controlling Interests		$42,664	$37,014

[1]	Represents the non-controlling interest allocation of the income of the Company's consolidated investment partnerships to its external investors.

The operating company allocation as adjusted for the impact of the $22.7 million in non-recurring expenses during the fourth quarter of 2019 was $14.5 million.

On January 26, 2021, the Company's Board of Directors approved a year-end dividend of $0.25 per share of its Class A common stock.  The following dates apply to the dividend:

Record Date:February 12, 2021

Payment Date:February 25, 2021

During the last twelve months, inclusive of the dividend noted above, the Company declared total dividends of $0.34 per share of its Class A common stock.

Fourth Quarter 2020 Earnings Call Information

Pzena Investment Management, Inc. (NYSE: PZN) will hold a conference call to discuss the Company's financial results and outlook at 10:00 a.m. ET, Wednesday, February 3, 2021.  The call will be open to the public.

Webcast Instructions: To gain access to the webcast, which will be "listen-only," go to the Events page in the Investor Relations area of the Company's website, www.pzena.com.

Teleconference Instructions: To gain access to the conference call via telephone, U.S. callers should dial 844-378-6482; Canada callers should dial 855-669-9657; international callers should dial 412-317-5106.  Please reference the Pzena Investment Management call.

Replay: The conference call will be available for replay through February 17, 2021, on the web using the information given above.

About Pzena Investment Management

Pzena Investment Management, LLC, the firm's operating company, is a value-oriented investment management firm.  Founded in 1995, Pzena Investment Management has built a diverse, global client base.  More firm and stock information is posted at www.pzena.com.

Forward-Looking Statements

This press release may contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements provide the Company’s current views, expectations, or forecasts of future events and performance, and include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.

Among the factors that could cause actual results to differ from those expressed or implied by a forward-looking statement are those described in the sections entitled “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's Annual Report on Form 10-K, as filed with the SEC on March 10, 2020 and in the Company's Quarterly Reports on Form 10-Q as filed with the SEC. These risk factors include a pandemic or health crisis, including the COVID-19 pandemic, and its impact on financial institutions, the global economic or capital markets as well as Pzena’s products, clients, vendors and employees, and Pzena’s results of operations, the full extent of which may be unknown. In light of these risks, uncertainties, assumptions, and factors, actual results could differ materially from those expressed or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this release.

The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any forward-looking statements to reflect circumstances existing after the date of this release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Contact: Jessica Doran, 212-355-1600 or doran@pzena.com.

PZENA INVESTMENT MANAGEMENT, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(in thousands)

	As of
	December 31,	December 31,
	2020	2019
	(unaudited)
ASSETS
Cash and Cash Equivalents	$65,534	$52,480
Restricted Cash	1,050	1,036
Due from Broker	87	149
Advisory Fees Receivable	36,524	32,887
Investments	34,104	55,934
Prepaid Expenses and Other Assets	5,603	4,876
Right-of-use Assets	11,578	13,860
Deferred Tax Asset	29,831	32,683
Property and Equipment, Net of Accumulated
Depreciation of $5,980 and $4,765, respectively	4,376	5,547
TOTAL ASSETS	$188,687	$199,452

LIABILITIES AND EQUITY
Liabilities:
Accounts Payable and Accrued Expenses	$36,317	$44,715
Due to Broker	56	40
Securities Sold Short	714	—
Liability to Selling and Converting Shareholders	25,701	28,652
Lease Liabilities	11,905	14,235
Deferred Compensation Liability	5,039	3,600
TOTAL LIABILITIES	79,732	91,242

Equity:
Total Pzena Investment Management, Inc.'s Equity	31,106	31,444
Non-Controlling Interests	77,849	76,766
TOTAL EQUITY	108,955	108,210
TOTAL LIABILITIES AND EQUITY	$188,687	$199,452

PZENA INVESTMENT MANAGEMENT, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per-share amounts)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
REVENUE	$39,861	$38,428	$138,619	$150,746

EXPENSES
Compensation and Benefits Expense	17,961	38,889	68,487	88,109
General and Administrative Expense	3,679	4,787	14,859	16,973
TOTAL OPERATING EXPENSES	21,640	43,676	83,346	105,082
Operating Income	18,221	(5,248)	55,273	45,664

Other Income	6,132	3,213	552	5,607

Income Before Taxes	24,353	(2,035)	55,825	51,271

Income Tax Expense	2,007	1,642	4,287	5,795
Consolidated Net Income	22,346	(3,677)	51,538	45,476

Less: Net Income Attributable to Non-Controlling Interests	18,334	(2,195)	42,664	37,014

Net Income Attributable to Pzena Investment Management, Inc.	$4,012	$(1,482)	$8,874	$8,462

Earnings per Share - Basic and Diluted Attributable to Pzena Investment Management, Inc. Common Stockholders:

Net Income for Basic Earnings per Share	$4,012	$(1,482)	$8,874	$8,462
Basic Earnings per Share	$0.24	$(0.08)	$0.52	$0.47
Basic Weighted Average Shares Outstanding	16,898,940	17,783,818	17,208,174	17,945,686

Net Income for Diluted Earnings per Share	$17,646	$(5,913)	$40,766	$34,046
Diluted Earnings per Share	$0.22	$(0.08)	$0.52	$0.46
Diluted Weighted Average Shares Outstanding	79,326,835	74,112,012	79,143,710	74,199,308

PZENA INVESTMENT MANAGEMENT, INC.

GAAP TO AS ADJUSTED RECONCILIATIONS

(in thousands, except share and per-share amounts)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
GAAP Net Income/ (Loss)	$4,012	$(1,482)	$8,874	$8,462
Change due to Non-Recurring Compensation and Benefits Expense	—	5,283	—	5,283
As Adjusted Net Income	$4,012	$3,801	$8,874	$13,745

Basic Weighted Average Shares Outstanding	16,898,940	17,783,818	17,208,174	17,945,686
GAAP Basic Earnings per Share	$0.24	$(0.08)	$0.52	$0.47
Change due to Non-Recurring Compensation and Benefits Expense	—	0.29	—	0.30
As Adjusted Basic Earnings per Share	$0.24	$0.21	$0.52	$0.77

GAAP Net Income for Diluted Earnings per Share	$17,646	$(5,913)	$40,766	$34,046
Change due to Non-Recurring Compensation and Benefits Expense	—	20,636	—	20,057
As Adjusted Net Income for Diluted Earnings per Share	$17,646	$14,723	$40,766	$54,103

Diluted Weighted Average Shares Outstanding	79,326,835	74,112,012	79,143,710	74,199,308
GAAP Diluted Earnings per Share	$0.22	$(0.08)	$0.52	$0.46
Change due to Non-Recurring Compensation and Benefits Expense	—	0.28	—	0.27
As Adjusted Diluted Earnings per Share	$0.22	$0.20	$0.52	$0.73